CUSTODIAN CONTRACT
                                     between
                             THE MALLARD FUND, INC.
                                       and
                                MELLON BANK, N.A.


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                                TABLE OF CONTENTS

                                                                            Page

I.    Employment of Custodian and Property to be Held by It..................1
II.   Duties of the Custodian with Respect to Property of the
      Fund Held by the Custodian.............................................1
      A.    Holding Securities...............................................1
      B.    Delivery of Securities...........................................1
      C.    Registration of Securities.......................................3
      D.    Bank Accounts....................................................3
      E.    Investment and Availability of Federal Funds.....................3
      F.    Collection of Income.............................................4
      G.    Payment of Fund Moneys...........................................4
      H.    Liability for Payment in Advance of Receipt of Securities
            Purchased........................................................5
      I.    Appointment of Agents............................................5
      J.    Deposit of Fund Assets in Securities Systems.....................5
      K.    Segregated Accounts..............................................7
      L.    Ownership Certificates for Tax Purposes..........................7
      M.    Proxies..........................................................7
      N.    Communications Relating to Fund Portfolio Securities.............7
      O.    Proper Instructions..............................................8
      P.    Actions Permitted Without Express Authority......................8
      Q.    Evidence of Authority............................................9
III.  Duties of Custodian with Respect to Books of Account and
      Calculation of Net Asset Value and Net Income..........................9
IV.   Records................................................................9
V.    Reports................................................................9
VI.   Opinion of Fund's Independent Accountant..............................10
VII.  Reports to Fund by Independent Public Accountants.....................10
VIII. Compensation of Custodian.............................................10
IX.   Responsibility of Custodian...........................................10
X.    Effective Period, Termination and Amendment...........................11
XI.   Successor Custodian...................................................11
XII.  Directors.............................................................12
XIII. Pennsylvania Law to Apply.............................................12
XIV.  Acknowledgment of Brokerage Services..................................12



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                               CUSTODIAN CONTRACT

      This Contract between The Mallard Fund, Inc., a Maryland corporation, (herein after called the "Fund"), and Mellon Bank, N.A., a national banking association, (hereinafter called the "Custodian"),

      WITNESSETH:   That  in   consideration   of  the  mutual  covenants  and
agreements hereinafter contained, the parties hereto agree as follows .

I.    Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of common stock ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

      The Custodian may from time to time employ one or more sub-custodians, provided that the employment of any sub-custodian shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

II. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian

      A.    Holding Securities

      The Custodian shall hold, earmark and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained pursuant to Section J of this Article II in a clearing agency which acts as a securities depository or in a Book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities Systems."

      B.    Delivery of Securities

      The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

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      3)    In the case of a sale  effected  through a Securities  System,  in accordance with the provisions of Section J hereof;

      4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section I of this Article II or into the name or nominee name of any sub-custodian appointed pursuant to Article I; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures, as the Fund from time to time shall approve, to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities or a letter of credit.

      11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, against receipt of amounts borrowed;

      12) For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.



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      C.    Registration of Securities

      Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund, or in the name of any nominee of the Fund, or of any nominee of the Custodian, provided the Custodian maintains a mechanism for identifying all securities belonging to the Fund, wherever held or registered, or in the name or nominee name of any agent appointed pursuant to Section I of Article II hereof or in the name or nominee name of any sub-custodian appointed pursuant to Article I. A11 securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form.

      D.    Bank Accounts

      The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may, in its discretion, deem necessary or desirable;
      provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 ("1940 Act"). Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

      E.    Investment and Availability of Federal Funds

      Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties,

      1) invest in such instruments as may be set forth in such instructions, on the same day as received, all federal funds received after a time agreed upon between the Custodian and the Fund; and

      2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.


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      F.    Collection of Income

      The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the Issuer, such securities are held by the Custodian or agent thereof and shall promptly credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

      G.    Payment of Fund Moneys

      Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

      1) Upon the purchase of securities for the account of the Fund, but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section C of Article II hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section J of Article II hereof or; (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities and (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Fund;

      2)    In   connection   with   conversion,   exchange  or  surrender  of
            securities owned by the Fund as set forth in Section B of Article II hereof;

      3) For the payment of any expense or liability incurred, by the Fund, including but not limited to the following payments for the account of the Fund: interest, dividend disbursements, taxes, trade association dues, advisory, administration, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      4) For the payment of any dividends declared pursuant to the governing documents of the Fund; and


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      5)    For any other proper corporate  purposes,  but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Directors of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

      H.    Liability  for  Payment  in Advance  of  Receipt  of  Securities
            Purchased

      In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with The Federal Reserve Bank of Philadelphia or the safekeeping receipt and
      (ii) the repurchase agreement, provided that such written evidence or documents are received prior to the close of business on the same day.

      I.    Appointment of Agents

      The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Article II as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

      J.    Deposit of Fund Assets in Securities Systems

      The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

      1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.


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      2)    The records of the  Custodian  with respect to  securities  of the
            Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

      3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

      4)    The  Custodian   shall  have  received  the  initial   certificate
            required by Article IX hereof:

      5) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

      6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage. The Custodian shall be subject to the same liability with respect to all securities of the Fund, and all cash, stock dividends, rights and items of like nature to which the Fund is entitled, held or received by such securities systems as if the same were held or received by the Custodian at its own office.


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      K.    Segregated Accounts

      The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section J hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connections with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) as mutually agreed upon from time to time in writing by the Custodian and the Fund.

      L.    Ownership Certificates for Tax Purposes

      The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

      M.    Proxies

      The Custodian shall, with respect to the securities held by it hereunder, promptly deliver to the Fund all proxies, all proxy soliciting materials and all notices relating to such securities without indication of the manner in which such proxies are to be voted.

      N.    Communications Relating to Fund Portfolio Securities

      The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian, shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

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      O.    Proper Instructions

      The term "proper instructions" means instructions from the Fund in respect of any of the Custodian's duties hereunder which have been received by the
      Custodian: (a) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Fund shall have from time to time authorized to give the particular class of proper instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian; (b) a telephonic or oral communication by one or more persons as the Fund shall have from time to time authorized to give the particular class of proper instructions in question and whose name has been filed with the Custodian; or (c) upon receipt of such other form of proper instructions as the Fund may from time to time authorize in writing and which the Custodian agrees to accept. Proper instructions in the form of oral communications shall be confirmed by the Fund by tested telex or writing in the manner set forth in clause (a) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral proper instructions prior to the Custodian's receipt of such confirmation.

      The Custodian shall have the right to assume in the absence of notice to the contrary from the Fund that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Fund to give the proper instructions in question and that such authorization has not been revoked. The Custodian may act upon, and conclusively rely upon, without any liability to the Fund or any other person or entity for any losses resulting therefrom, any proper instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

      P.    Actions Permitted Without Express Authority

      The Custodian may in its discretion,  without  express  authority from the
      Fund:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this contract, provided that all such payments shall be accounted for to the Fund;

      2)    surrender   securities  in  temporary   form  for   securities  in
            definitive form;

      3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

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      Q.    Evidence of Authority

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

III. Duties of Custodian with Respect to Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund and/or compute the daily net income of the Fund. If directed in writing to do so by the Fund, which direction shall be transmitted to the Custodian reasonably in advance of the date on which it is to act, the Custodian shall itself keep such books of account and/or compute such net asset value per share and/or compute the daily net income of the Fund and shall, upon such written direction, compute daily the Fund's interest received and accrued, short-term gains and losses realized upon sale of securities, long-term gains and losses realized upon sale of securities, and unrealized gains and losses on portfolio securities. If so instructed in writing, which written instructions shall be transmitted to the Custodian reasonably in advance of the date on which it is to act, the Custodian shall supply quotations for all portfolio securities of the Fund to the entity or entities appointed by the Board of Directors to compute the net asset value per share of the outstanding shares of the Fund on each day on which such net asset value per share is to be computed as stated in the Fund's currently effective Registration Statement.

IV.   Records

      The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940 and the rules and regulations thereunder, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission.

V.    Reports

      The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

VI.   Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2 and the Fund's Form N-SAR or other annual or semi-annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

VII.  Reports to Fund by Independent Public Accountants

      The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this contract; such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state.

VIII. Compensation of Custodian

      The Custodian shall be entitled to receive annual compensation for its services hereunder in accordance with its schedule attached as Exhibit A to this Contract. Any compensation agreed to hereunder may be adjusted from time to time by attaching to Exhibit A to this Contract a revised fee schedule, dated and signed by an authorized representative of each party hereto.

      The Fund shall reimburse the Custodian for all out-of-pocket expenses reasonably incurred hereunder.

IX.   Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

      The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract. The Custodian shall be liable for all acts and omissions of agents (including subcustodians) as if the Custodian performed the act or omission itself. The Fund shall indemnify the Custodian and hold it harmless from and against all claims, liabilities, and expenses (including attorneys' fees) which the Custodian may suffer or incur on account of being Custodian hereunder except such claims, liabilities and expenses arising from the Custodian's own negligence or bad faith. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor shall it be constructed to modify the standards of care and responsibility set forth in Article I hereof with respect to sub-custodians and in Section J(6) of Article II hereof with respect to Securities Systems.

      If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

X.    Effective Period, Termination and Amendment

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under Section J of Article II hereof in the absence of receipt of an initial certificate from the Fund that the Directors of the Fund have approved the initial use of a particular Securities System, as required by Rule 17f-4 under the 1940 Act; provided further, however, that the Fund shall not amend or terminate the Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and, further provided, that the Fund may at any time by action of its Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund shall reimburse the Custodian for those costs, expenses and disbursements that are due as of the date of such termination.

XI.   Successor Custodian

      If a successor custodian is appointed by the Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of the Fund then held by it hereunder. The Custodian shall also deliver to such successor custodian copies of such books and records relating to the Fund as the Fund and Custodian may mutually agree.

      If no such successor custodian is appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Directors of the Fund, deliver at the office of the Custodian such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company doing business in Pittsburgh, Pennsylvania of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to, or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

XII.  Directors

      All references to actions of or by Directors or herein shall require action by such Directors acting as a board or a formally constituted group and not individually.

XIII. Pennsylvania Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Pennsylvania.

XIV.  Acknowledgment of Brokerage Services

      The Fund acknowledges that it may execute purchases and sales through a brokerage service affiliated with the Custodian at the affiliate's regular institutional rates so long as that service provides competitive execution. The Fund acknowledges that any broker or dealer executing transactions on behalf of the Fund may receive commissions that are reasonable in relation to the value of the brokerage and/or research services provided.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on behalf by its duly authorized representative as of the 28th day of May, 1997.




                                     By: /s/ George F. Partridge
                                         --------------------------------------
                                     Name:   George F. Partridge
                                     Title:  Vice-President



                                     By: /s/ Richard F. Berdik
                                         --------------------------------------
                                     Name: Richard F. Berdik
                                     Title: Secretary,  The  Mallard Fund, Inc.

                                                                       Exhibit A

                             THE MALLARD FUND, INC.
                             CUSTODIAN FEE SCHEDULE


Custody Services

   Structural Charges
      Unitization (if required)                           $3,000 per
                                                          unitization
      Active manager Account                              $3,000 per account
      Cash Account                                        $   500 per account
      Passive/Line Item Account                           $1,500 per account

   Asset-Based Charges
      Domestic  Custody                                   1.00 basis point
      Global custody-Developed Markets                    9.00 basis points
      Developed markets include: Austria, Australia, Belgium, Canada, Cedel, Euroclear, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Korea, Mexico, Netherlands, New Zealand, Norway, Philippines, Singapore, Spain, Sweden, Switzerland, Thailand, United Kingdom

      Global Custody-Intermediate Markets                 30.0 basis points
      Intermediate markets include: Argentina, Indonesia, Malaysia, Portugal, Shanghai, Shenzen, Sri Lanka

      Global Custody-Emerging Markets                     50.0 basis points
      Emerging markets include: Brazil, Cyprus, Greece, India, Israel, Jordan, Luxembourg, Pakistan, Peru, Poland, Trinidad/Tobago, Turkey, Venezuela, and other emerging markets

   Transaction Charges
      U.S. Depository Transaction                         $15 per transaction
      U.S. Physical Transaction                           $25 per transaction
      Developed Market Transaction                        $25 per transaction
      Intermediate Market Transaction                     $60 per transaction
      Emerging Market Transaction                         $85 per transaction
      Futures Transaction                                 $25 per transaction
      Options round-trip                                  $40 per transaction
   Other Fees
      Wire Transfer                                       $10 per wire
      International Wire Transfer                         $40 per wire
      Margin variation wire                               $15 per wire
      Foreign exchange transaction                        $30 per transaction
          (executed outside Mellon)
      Establish Futures Broker                            $2,000 per agreement
          Agreement (if boilerplate not used)

Fee Footnotes

       Mellon will pass through to the client any out-of pocket expenses, including, but not limited to, postage, courier expense, registration fees, stamp duties, telex charges, custom reporting or custom programming, internal/external tax, legal and consulting costs, proxy voting expenses, etc.

       The above fees do not contemplate securities lending.

       Mellon reserves the right to amend its fees consistent with Article VIII of this Contract.


























                                       2